SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14 INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the registrant [ X ]
Filed by party other than the registrant  [ _ ]


Check the appropriate box:
[ X ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                          LIFESTREAM TECHNOLOGIES, INC.
                 (Name of Registrant as Specified in Its Charter
                      and of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11 (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transactions applies: (3) Per unit price or other underlying value of transaction computed pursuant to
              Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid
[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement no.:
         (3) Filing Party:
         (4) Date Filed:

                          LIFESTREAM TECHNOLOGIES, INC.
             510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 21, 2001

To our Stockholders:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders ("Annual Meeting") of Lifestream Technologies, Inc. ("Company"), a Nevada corporation, which will be held at West Coast Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on December 21, 2001 at 8:30 a.m. Pacific Time, or at any and all adjournments thereof, for the following purposes:

          1. To elect three directors to the Company's Board of Directors ("Board");

          2. To approve, in accordance with applicable requirements of the American Stock Exchange, the issuance of more than 20% of the Company's outstanding Common Stock, at a below-market price, upon the possible conversion of outstanding Convertible Term Notes and exercise of detachable stock purchase Warrants;

          3. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002; and

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         These matters are more fully discussed in the Proxy Statement accompanying this Notice.

         The Board has fixed the close of business on October 19, 2001 as the record date for determining those stockholders who will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

         Representation of at least a majority of the outstanding shares of the Company's Common Stock entitled to vote, whether present in person or represented by proxy, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS IN ORDER TO OBTAIN A QUORUM. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted. You may also revoke your proxy by attending the meeting and voting in person.

         The financial statements of the Company for the most recently completed fiscal year ended June 30, 2001 are contained in the accompanying Annual Report on Form 10-KSB, which are incorporated herein by reference to the Company's Form 10-KSB filed October 12, 2001.

         Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                      Very truly yours,

                                      /s/ Christopher Maus
                                      ------------------------------------------
                                      Christopher Maus, Chairman of the Board of
                                      Directors, President and Chief Executive
                                      Officer

Post Falls, Idaho
October 22, 2001

               Stockholders Should Read The Entire Proxy Statement
                   Carefully Prior To Returning Their Proxies

         PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF
                          LIFESTREAM TECHNOLOGIES, INC.
                          To Be Held December 21, 2001


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors ("Board") of Lifestream Technologies, Inc. ("Company"), a Nevada corporation, of proxies to be voted at the 2001 Annual Meeting of Stockholders ("Annual Meeting") to be held at West Coast Templin's Resort located at 414 East First Avenue, Post Falls, Idaho on December 21, 2001 at 8:30 a.m. Pacific Time or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). The Annual Report on Form 10-KSB of the Company for the most recently completed fiscal year ended June 30, 2001 ("Fiscal 2001") is being mailed together with this Proxy Statement and form of Proxy. This Proxy Statement and the proxy card were first mailed to stockholders on or about November 9, 2001.


                         VOTING RIGHTS AND SOLICITATION

         The close of business on October 19, 2001 was the record date for stockholders entitled to notice of, and to vote at, the Annual Meeting. As of that date, 20,394,790 shares of the Company's common stock, $.001 par value per share ("Common Stock"), were issued and outstanding. The Company did not have any other class of equity securities outstanding as of the record date. All shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share so held on the matters to be voted upon.

         Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and accompanying Notice. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted by either delivering to the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Approval of each of the above proposals shall be determined by a majority of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy.

         The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding Common Stock of the Company as of the record date. Abstentions and broker non-votes are counted and included in the determination of the number of shares present for quorum purposes but are excluded in tabulating the vote for directors and in the determination of whether a proposal has been approved.

         The cost of this solicitation will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, electronic mail, telegraph, or personal interview by directors, officers and employees of the Company for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Each member of the Board ("Director") is assigned to one of two classes. One class is elected at each successive Annual Meeting to hold office for a two-year term and until successors for such class have been qualified and elected, or until the death, resignation or removal of any such Director. Election to the Board requires the approval of a majority of the shares voting, assuming a quorum of the outstanding shares are present or represented at the Annual Meeting. Currently, the Board consists of six Directors. The current Class II nominees to the Board are set forth below. Proxies solicited by the Board and returned in the accompanying form will be voted in accordance with each respective shareholder's instructions. Any returned proxies that do not set forth a shareholder's instructions will be voted by the proxy holders for the nominees for Director listed below. In the event that any other Director is unable, or declines, to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, or alternatively, the Board may reduce the number of directors to eliminate the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them for each nominee listed below. As of the date of this Proxy Statement, the Board is not aware of any nominee that is unable or unwilling to serve as a Director.


         The Company's Board recommends that stockholders vote FOR the nominees listed below.

                                                                                  Class and Year
                                                                        Director   in Which Term
          Name                Principal Occupation(s)                    Since      Will Expire     Age
          ----                -----------------------                    -----          -------     ---
Robert Boyle...............   Certified Public Accountant, Secretary      1999    Class II - 2003    55
                              and Treasurer of the Company;

William Gridley...........    Retired Corporate Executive                 1997    Class II - 2003    72

Boyd D. Lyles, Jr..........   President of LylesMed, Inc.                 2001    Class II - 2003    52

         Robert Boyle has served as a Director since June 1999, at which time he was also appointed as the Company's Secretary and Treasurer. Since 1995, Mr. Boyle has served as President of Robert Boyle, Certified Public Accountant, a local public accounting firm located in Idaho. From 1980 to 1995, Mr. Boyle served as President of Boyle and Stoyle, Certified Public Accountants, a local public accounting firm, located in California. Prior thereto, Mr. Boyle served with the consulting, tax and audit staffs of a predecessor to KPMG, a major international accounting and consulting firm. Mr. Boyle has a Bachelor of Arts degree in accounting from San Diego State University and is licensed as a Certified Public Accountant in the State of Idaho.

         William Gridley has served as a Director since April 1997. Since November 1995, Mr. Gridley has served as the Chairman of the Board of Directors of Hymedix Inc., a privately held polymer chemicals company, for which he previously served as its President and Chief Executive Officer from August 1993 to November 1995. Since 1980, Mr. Gridley has also continuously served as either Chairman or Vice-Chairman of Tuskegee University's FinanceCommittee. Mr. Gridley has a Bachelor of Arts degree from Yale University.

         Boyd D. Lyles, Jr., a licensed medical doctor, has served as Chairman of the Company's Medical Advisory Board since its establishment in June 2001. In July 2001, Dr. Lyles founded LylesMed Inc., a privately held company specializing in preventative medicine and corporate executive health programs, for which he serves as its President. From 1984 to 2001, Dr. Lyles served as Associate Medical Director for the Cooper Clinic, a prominent preventive medicine clinic. During his tenure with the Cooper Clinic, Dr. Lyles also served in various affiliated roles with The Cooper Aerobics Center, including Medical Director of its Living Lean Weight Control Program from 1988 to 1990 and Director of its Cardiac Rehabilitation

Program from 1984 to 1986. Prior to joining the Cooper Clinic, Dr. Lyles was in the private practice of internal medicine. Dr. Lyles has a medical degree from the University of Texas Medical School at Galveston and performed his internal medicine residency at the University of Oklahoma Medical College.


Directors Not Standing For Election

         Directors not standing for election at this year's Annual Meeting, but who will serve for another year, are set forth below.

                                                                                  Class and Year
                                                                        Director   in Which Term
Name                          Principal Occupation(s)                    Since      Will Expire     Age
----                          -----------------------                    -----           ------     ---
Christopher Maus..........    President, Chief Executive Officer and      1994    Class I - 2002     48
                              Chairman of the Board

Michael Crane.............    Chief Executive Officer and Chairman of     1998    Class I - 2002     46
                              the Board of Dulles Greenway, Trip II
                              (Toll Investors Partnership II, L.P.);
                              President of Alchemy International

David M. Hurley...........    Chief Executive Officer of HealthNexis      2000    Class I - 2002     42


         Christopher Maus has served as the Company's President, Chief Executive Officer and Chairman of the Board since February 1994, except for a brief period from September 1998 to March 1999 when he served only as Chairman of the Board. From June 1996 until its acquisition by the Company in September 1999, Mr. Maus served on the Board of Directors of Secured Interactive Technologies, Inc., a privately held company co-founded by Mr. Maus that developed the Company's Privalink software technology. From June 1992 to February 1994, Mr. Maus served as President of Lifestream Diagnostics, Inc., the privately held legal predecessor to the Company. From 1989 to June 1992, Mr. Maus was a General Partner in Lifestream Development Partners, the privately held legal predecessor to Lifestream Diagnostics, Inc. Mr. Maus attended North Texas State University.

         Michael Crane has served as a Director since April 1998. Since September 1993, Mr. Crane has served as Chief Executive Officer and Chairman of the Board of Directors of privately held Dulles Greenway, Trip II (Toll Investors Partnership II, L.P.). Since October 1996, Mr. Crane has also served as President of Alchemy International, a privately held developer of non-evasive, passive chemistry treatments for various forms of cancer. Mr. Crane has also served on the Board of Directors of Discflo Corporation, a privately held manufacturer of medical and industrial pumps, since 1988, and as Chairman of the Board of Directors for Lochnau, Inc., a privately held investment management corporation, since 1985. Mr. Crane has a Bachelor of Science degree in Banking from the University of Richmond.

         David M. Hurley has served as a Director since September 2000. Since June 2000, Mr. Hurley has served as Chief Executive Officer of HealthNexis, a privately held company that develops and markets technological solutions for healthcare product and contract information. From January 1999 to May 2000, Mr. Hurley served as President, Chief Executive Officer and a member of the Board of Directors of Geneva Pharmaceuticals Inc., a subsidiary of publicly held Novartis Corporation. From November 1994 to January 1999, Mr. Hurley served as President, Chief Executive Officer and a member of the Board of Directors of Norvartis Nutrition, a subsidiary of Novartis Corporation. Mr. Hurley has a Masters degree in International Management from the American Graduate School of International Management and a Bachelor of Arts degree in General Studies from the University of Iowa.

                                   MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company are set forth below:


Name                  Age    Position(s) Held
----                  ---    ----------------

Christopher Maus      48     President, Chief Executive Officer and Chairman of
                             the Board

Robert Boyle          55     Director, Secretary and Treasurer

Michael Crane         46     Director

William Gridley       72     Director

David M. Hurley       42     Director

Boyd D. Lyles, Jr.    52     Director

Edward Siemens        47     Chief Operating Officer - Devices

Paul Beatty           54     Vice President - Consumer Sales

Douglas Robinson      42     Chief Operating Officer - The Data Concern &
                             Business Development

Brian Packard         31     Vice President - Marketing

Brett Sweezy          36     Chief Financial Officer

Ken Clegg             32     Chief Technology Officer

Robert Presutti       49     Vice President - Professional Sales

Jackson Connolly      53     Vice President - Product Development


         Edward Siemens has served as Chief Operating Officer - Devices since joining the Company in August 2000. From April 1999 to June 2000, Mr. Siemens served as President of Omron Healthcare, Inc. ("Omron"), a publicly held manufacturer and marketer of personal-use medical diagnostic products. Mr. Siemens previously served as Omron's Senior Vice President of Sales and Marketing from April 1994 to April 1999 and as Omron's Vice President of Sales and Marketing from April 1992 to April 1994. Prior thereto, Mr. Siemens was employed by McKesson Corporation, a publicly held wholesale distributor of medical products and supplies, where he served as Vice President of Sales from 1987 to 1992 and as Product Manager from 1985 to 1987. Mr. Siemens has a Masters degree in Business Administration from Pepperdine University and a Bachelor of Fine Arts degree from the California College of Arts and Crafts.

         Paul Beatty has served as Vice President - Consumer Sales since joining the Company in October 2000. From July 1994 to September 2000, Mr. Beatty served as Director of Retail Sales for Optiva Corporation, privately held manufacturer and marketer of the Sonicare sonic toothbrush. From 1992 to 1994, Mr. Beatty served as National Accounts Manager for High Performance Appliances, a privately held marketer of consumer appliances. From 1988 to 1992, Mr. Beatty served as National Field Sales Manager for Hamilton Beach, Inc., a publicly held marketer of consumer household appliances. Mr. Beatty has a Bachelor of Arts degree in Business and Economics from Central Washington University.

         Douglas Robinson has served as Chief Operating Officer - The Data Concern since joining the Company in September 2000. In June 2001, Mr. Robinson was additionally given primary responsibility for the Company's Business Development functions. From September 1996 to September 2000, Mr. Robinson served as Vice President of Sales and Marketing for Source Information Management Co./Myco, Inc., a publicly held company specializing in the management of retail categories and the design and manufacturing of custom store fixtures and point-of-purchase displays. From 1991 to 1996, Mr. Robinson served in various positions at Newell Company, a publicly held manufacturer and marketer of various consumer household products. Mr. Robinson has a Bachelor of Science degree in Construction Management from Washington State University.

         Brian Packard has served as Vice President - Marketing since June 2001. Prior thereto, Mr. Packard served as Vice President - Business Development since joining the Company in September 2000. From August 1999 to September 2000, Mr. Packard served as Market Development Manager for the New Ventures Division of publicly held Agilent Technologies. Mr. Packard, as an inaugural member of Agilent's consumer healthcare initiative, was responsible for conducting market research to identify unmet health monitoring needs, preparing a business plan for the launch of a new consumer-focused chronic disease management service, and developing various business partnerships. From August 1997 to August 1999, Mr. Packard served as Product Manager of ThermScan Professional, a division of The Gillette Company, a publicly held consumer products company. From March 1996 to July 1997, Mr. Packard served as an Assistant Brand Manager for Bayer Corporation, a publicly held pharmaceutical company. Mr. Packard has a Masters degree in Business Administration, with majors in Marketing and International Business, and a Bachelor of Science degree in Business Administration, from the University of Notre Dame.

         Brett Sweezy has served as Chief Financial Officer since joining the Company in June 1999. From June 1996 until its acquisition by the Company in September 1999, Mr. Sweezy served as Chief Financial Officer and Treasurer of Secured Interactive Technologies, Inc. From March 1994 to August 2000, Mr. Sweezy also served as President of Brett R. Sweezy, Certified Public Accountant, P.A., a local public accounting firm, located in Idaho. Mr. Sweezy has a Bachelor of Science degree in Economics and Business from the New England College and is licensed as a Certified Public Accountant in the State of Idaho.

         Ken Clegg has served as Chief Technology Officer since joining the Company in July 1998. Mr. Clegg also continues to serve, as he has since 1994, as a professional consultant to Interlink Services, a privately held regional Internet service provider, advising on website development projects and on marketing and sales strategies. From May 1997 to October 1999, Mr. Clegg co-owned 5Away, a privately held developer and marketer of Internet-based advertising solutions. In 1992, Mr. Clegg founded Clegg Enterprises, a privately held developer and marketer of database driven interactive Internet-based web sites, which he continues to own. Mr. Clegg has a Bachelor of Arts degree, with majors in Computer Science, Mathematics, and Education, from Whitworth College.

         Robert Presutti has served as Vice President - Professional Sales since joining the Company in March 2001. Prior to joining the Company, Mr. Presutti was employed by Optiva Corporation, privately held manufacturer and marketer of the Sonicare sonic toothbrush, where he served as Director of Professional Sales from March 1996 to March 2001 and as National Sales Manager from March 1995 to March 1996. From September 1990 to February 1995 , Mr. Presutti held various sales management positions with publicly held ThermoScan, Inc., where he helped launch both the consumer and professional versions of the ThermoScan infrared ear thermometer. From December 1983 to August 1990, Mr. Presutti held various positions with Nortech, a division of Medtronic, a publicly held company devoted to providing lifelong medical solutions for individuals with chronic diseases. From February 1982 to December 1983, Mr. Presutti served as an independent sales representative for Marquest Medical Products, a division of Vital Signs, a publicly held company that develops, manufactures and markets single-use medical products for anesthesia and critical care. Mr. Presutti has a Bachelor of Arts degree in Business Administration from Monmouth College.

         Jackson Connolly has served as Vice President - Product Development since November 2000. Mr. Connelly previously served as the Company's Vice President - Operations from January 1998 to November 2000 and as Director of Operations from January 1997 to January 1998. Prior to joining the Company, Mr. Connolly served as a Senior Sales Engineer at Advanced Input Devices, a subsidiary of publicly held Esterline Technologies, from January 1994 to April 1997. Mr. Connolly has a combined Bachelor of Arts and Science degree in Industrial Technology and Arts from California State University at Fresno.

There are no family relationships among any of the Company's directors and executive officers.



                          BOARD MEETINGS AND COMMITTEES

         The Company's Board held a total of six meetings during fiscal 2001 for which there was 100% attendance by its members. The Board's Audit Committee held a total of three meetings during fiscal 2001 for which there was 100% attendance by its members. The Compensation Committee held a total of four meetings during fiscal 2001 for which there was 100% attendance by its members

         The Audit Committee primarily is responsible for recommending to the Board the appointment of the Company's independent public accountants, reviewing and approving the scope of audit and review activities to be performed by the independent public accountants, reviewing significant accounting policies, practices and controls, performing independent director duties and reviewing audit and review results. The Audit Committee currently consists of William Gridley (Chairman), Michael Crane and David Hurley.

         The Compensation Committee primarily is responsible for reviewing and recommending to the Board the compensation structure for the Company's Board members and executive officers, including salary rates, participation in incentive compensation and benefit plans and other forms of compensation, and administering the Company's stock option plans. The Compensation Committee similarly reviews and approves the compensation of other management personnel. The Compensation Committee is currently comprised of Michael Crane (Chairman), Robert Boyle and David Hurley.



                              DIRECTOR REMUNERATION

         In April 1998, the Board adopted the recommendation of its Compensation Committee that each employee and non-employee member of the Board be prospectively compensated with 2,000 shares of the Company's Common Stock for each month of Board service. In April 2001, the Board adopted the recommendation of its Compensation Committee to retroactively terminate the existing Board compensation plan effective January 1, 2001 and to alternatively grant, retroactive to January 1, 2001, each employee and non-employee member of the Board stock options exercisable for 72,000 common shares at $1.50 per share. Each option vests, and becomes exercisable, on a ratable basis over the subsequent twenty-four (24) months of Board service, with any unexercised options to expire on January 1, 2011. Directors currently receive no additional compensation for service on the Board's Audit and Compensation Committees.



Audit Committee Report on the Fiscal Year Ended June 30, 2001

         The Audit Committee is comprised solely of independent, non-employee directors, as the term "independent" is proscribed by the American Stock Exchange ("AMEX"). The Audit Committee is currently governed by a written charter adopted and approved by the Board on February 27, 2001, a copy of which is attached as Appendix A to this Proxy Statement. The Company's management is responsible for the Company's internal controls and financial reporting processes. The Company's independent public accountants, BDO Seidman, LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The independent public accountants have full and unimpeded access to the Audit Committee and periodically meet with the Audit Committee, without management being present, to discuss appropriate matters.

         Based on its (i) review of the audited consolidated financial statements, (ii) its discussions with management regarding the audited consolidated financial statements, (iii) its receipt from BDO Seidman, LLP of disclosures and the letter required by Independence Standards Board Standard No. 1, and (iv) its discussions with BDO Seidman, LLP regarding their independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended June 30, 2001 be included in the Company's Annual Report on Form 10-KSB for such fiscal year.

October 10, 2001

                     FROM THE MEMBERS OF THE AUDIT COMMITTEE

                                 William Gridley
                                  Michael Crane
                                 David M. Hurley

                          SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT (1)

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 19, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each officer listed in the Summary Compensation Table of the section of this Proxy Statement entitled "Executive Compensation" and (iv) all current directors and executive officers as a group. A person is also deemed to be a beneficial owner of any securities to which the person has the right to acquire beneficial ownership within 60 days. All shares are subject to the named person's sole voting and investment power unless otherwise indicated.

                                                   Shares      Percent of Shares
                                                Beneficially     Beneficially
Name and  Address Of Beneficial Owner (2)          Owned           Owned (3)
---------------------------------------------  ---------------- ----------------

Directors and Officers:

    Christopher Maus (4).....................     3,052,950             14.66%

    Michael Crane (5)........................     1,250,973              5.93%

    Robert Boyle (6).........................       219,200              1.07%

    William Gridley (7)......................       166,000       Less than 1%

    David M. Hurley (8)......................        60,000       Less than 1%

    Boyd D. Lyles, Jr. (9)...................         4,164       Less than 1%

    Edward Siemens (10)......................        81,885       Less than 1%

    Paul Beatty (11).........................        78,806       Less than 1%

    Douglas Robinson (12)....................        41,250       Less than 1%

    Brian Packard (12).......................        41,250       Less than 1%

    Brett Sweezy (13)........................       181,402       Less than 1%

    Ken Clegg (14)...........................        71,941       Less than 1%

    Robert Presutti (15).....................        35,000       Less than 1%

    Jackson Connolly (16)....................       120,871       Less than 1%
                                                -----------    ---------------

    All Directors and Officers as a Group
     (14 persons) (17).......................     5,405,692             24.36%
                                                -----------    ---------------

Other Beneficial Owners:
------------------------

    RAB Europe Fund Limited (18).............     6,750,000             24.87%
        c/o RAB Capital Limited
        No. 1 Adam Street
        London W2CN 6LE
        United Kingdom

    RAB Europe Partners (19).................     1,350,000             6.21%
        c/o RAB Capital Limited
        No. 1 Adam Street
        London W2CN 6LE
        United Kingdom

    Mercer Management (20)...................     2,955,393             13.60%
        5820 East Mercer Way
        Seattle, WA 98040

    Commodity Management and Research, Inc...     1,500,750              7.36%
    1050 17th Street, Suite 2000
    Denver, Colorodo 80265

---------------------

(1) Based upon information furnished to the Company by the beneficial owners or otherwise obtained from the stock transfer books of the Company.

(2) Unless otherwise indicated, the business address for each beneficial owner is c/o Lifestream Technologies, Inc., 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854.

(3) Percentage of ownership includes 20,394,790 actual shares of Common Stock outstanding on October 19, 2001. Shares of Common Stock subject to stock options or warrants that are currently exercisable or will become exercisable within 60 days after October 19, 2001, and shares of Common Stock subject to convertible term notes that are currently convertible or will become convertible within 60 days of October 19, 2001, are deemed outstanding for computing the beneficial ownership percentage of the person or group holding such options, warrants and notes, but are not deemed outstanding for computing the percentage of any other person or group.

(4) Includes 430,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(5) Includes 227,295 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after October 19, 2001. Also includes 469,984 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 19, 2001. Excludes 152,000 common shares held by Lochnau, Inc., a privately held investment management corporation for which Mr. Crane serves as Chairman of the Board of Directors, to which Mr. Crane disclaims any beneficial ownership.

(6) Includes 80,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(7) Includes 30,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(8) Includes 60,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(9) Includes 4,164 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(10) Includes 77,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(11) Includes 59,375 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(12) Includes 41,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(13) Includes 94,263 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(14) Includes 71,941 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(15) Includes 30,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(16) Includes 79,871 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 19, 2001.

(17) Includes 1,326,909 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after October 19, 2001. Also includes 469,984 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 19, 2001.

(18) Includes 2,250,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 19, 2001. Also includes 4,500,000 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 19, 2001.

(19) Includes 450,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 19, 2001. Also includes 900,000 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 19, 2001.

(20) Includes 586,667 shares issuable upon exercise of warrant that are currently exercisable or will become exercisable within 60 days after October 19, 2001. Also includes 750,000 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 19, 2001

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth certain information regarding compensation earned by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for the fiscal year ended June 30, 2001, the fiscal year ended June 30, 2000 and the twelve-month fiscal period ended June 30, 1999. The persons named in the table are hereinafter referred to as the "Named Executive Officers."

                           Summary Compensation Table
                           --------------------------

                                                                              Long Term
                                                                           Compensation -
                                            Annual Compensation                Awards
                                            -------------------                ------
                                   Fiscal                                    Securities        All Other
Name and                           Year       Salary    Bonus     Other      Underlying     Compen-sation
Principal Position(s)              (1)(2)      ($)      ($)        ($)       Options (#)         ($)
---------------------              ------      ---      ---        ---       -----------         ---
Christopher Maus...............     2001     $150,000 $35,000    $12,000       872,000            --
President, Chief Executive          2000      150,000      --     27,000       250,000            --
   Officer and Chairman of the      1999       99,460  69,455     25,800            --            --
     Board (3)(4)

Edward Siemens.................     2001      102,731      --     15,000       360,000            --
   Chief Operating Officer -        2000           --      --         --            --            --
     Devices (5)                    1999           --      --         --            --            --

Paul Beatty.......................  2001       84,997      --     15,000       300,000            --
   Vice President - Consumer        2000           --      --         --            --            --
     Sales (6)                      1999           --      --         --            --            --

Doug Robinson..................     2001       80,025      --     15,000       240,000            --
   Chief Operating Officer -        2000           --      --         --            --            --
     The Data Concern and
    Business Development (7)        1999           --      --         --            --            --

Brian Packard....................   2001       78,333      --     15,000       240,000            --
    Vice President - Marketing
      (8)                           2000           --      --         --            --            --
                                    1999           --      --         --            --            --

--------------------------

(1) References to a fiscal year refer to the calendar year in which such fiscal year ends. Fiscal years 2001 and 2000 ended on June 30th.

(2) On July 2, 1999, the Company changed its fiscal year-end from December 31st to June 30th, beginning with and retroactively effective for the six-month transition period ended June 30, 1999. So as to facilitate comparability and present a consecutive three-year period ended June 30, 2001, the above fiscal year 1999 periods actually represent a composite of the last six months of the fiscal year ended December 31, 1998 and the subsequent six-month transition period ended June 30, 1999.

(3) The Board, acting upon the recommendation of its Compensation Committee, executed an employment agreement on behalf of the Company with Mr. Maus on May 1, 2001 that formally established his annual salary at $150,000 for the fiscal year ending June 30, 2001 and granted him 800,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 100,000 on December 31, 2001, 100,000 on December 31, 2002, 100,000 on December 31, 2003, 100,000 on December 31, 2004,

     100,000 upon the Company achieving a $100 million market capitalization, 100,000 upon the Company achieving a $200 million market capitalization, and 200,000 upon the Company achieving a $400 million market capitalization, with any unexercised options to expire on May 1, 2011. On January 3, 2000, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Maus 250,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 50,000 immediately, 50,000 on January 3, 2001, 50,000 on January 3, 2002, 50,000 on January 3, 2003, an 50,000 on January 3, 2004,
     with any unexercised options to expire on January 3, 2010. The Board, acting upon the recommendation of its Compensation Committee, has increased Mr. Maus' annual salary to $180,000 for the fiscal year ending June 30, 2002.

(4) In connection with his Board service, Mr. Maus received a grant, effective January 1, 2001, for 72,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, on a ratable monthly basis over with his subsequent twenty-four months of Board service, with any unexercised options to expire on January 1, 2011. The Other Annual Compensation amounts represent the then aggregate fair market value of 12,000, 24,000 and 24,000 common shares awarded to Mr. Maus for his Board service during the six months ended December 31, 2000, fiscal year ended June 30, 2000 and fiscal year ended June 30, 1999, respectively.

(5) Mr. Siemens' employment with the Company began on August 21, 2000 pursuant to a Board-approved compensation package providing him with an initial annual salary of $125,000, an initial grant of 300,000 stock options with an exercise price of $3.00 per common share and a $15,000 relocation allowance. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 50,000 immediately, 12,500 on October 4, 2001, 40,000 on December 31, 2001, 12,500 on October 4, 2002,
     40,000 on December 31, 2002, 12,500 on October 4, 2003, 40,000 on December
     31, 2003, 12,500 on October 4, 2004, 40,000 on December 31, 2004 and 40,000
     on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, Mr. Siemens received an additional grant of 60,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 15,000 immediately, 15,000 on December 31, 2001, 15,000 on December 31, 2002 and 15,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011. The Board, acting upon the recommendation of its Compensation Committee, has increased Mr. Siemens' annual salary to $150,000 for the fiscal year ending June 30, 2002.

(6) Mr. Beatty's employment with the Company began on October 1, 2000 pursuant to a Board-approved compensation package providing him with an initial annual salary of $120,000, an initial grant of 250,000 stock options with an exercise price of $3.00 per common share and a $15,000 relocation allowance. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 37,500 immediately, 9,375 on October 4, 2001, 35,000 on December 31, 2001, 9,375 on October 4, 2002,
     35,000 on December 31, 2002, 9,375 on October 4, 2003, 35,000 on December
     31, 2003, 9,375 on October 4, 2004, 35,000 on December 31, 2004, and 35,000
     on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, Mr. Beatty received an additional grant of 50,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 12,500 immediately, 12,500 on December 31, 2001, 12,500 on December 31, 2002 and 12,500 on December 31, 2003, with any unexercised options to expire on May 1, 2011. The Board, acting upon the recommendation of its Compensation Committee, has increased Mr. Beatty's annual salary to $145,000 for the fiscal year ending June 30, 2002.

(7) Mr. Robinson's employment with the Company began on September 25, 2000 pursuant to a Board-approved compensation package providing him with an initial annual salary of $110,000, an initial grant of 200,000 stock options with an exercise price of $3.00 per common share and a $15,000 reloaction allowance. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 25,000 immediately, 6,250 on October 4, 2001, 30,000 on December 31, 2001, 6.250
     on October 4, 2002, 30,000 on December 31, 2002, 6,250 on October 4, 2003,
     30,000 on December 31, 2003, 6,250 on October 4, 2004, 30,000 on

     December 31, 2004, and 30,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, Mr. Robinson received an additional grant of 40,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 10,000 immediately, 10,000 on December 31, 2001, 10,000 on December 31, 2002 and 10,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011. The Board, acting upon the recommendation of its Compensation Committee, has increased Mr. Robinson's annual salary to $138,000 for the fiscal year ending June 30, 2002.

(8) Mr. Packard's employment with the Company began on October 1, 2000 pursuant to a Board-approved compensation package providing him with an initial annual salary of $110,000, an initial grant of 200,000 stock options with an exercise price of $3.00 per common share and a $15,000 home office allowance. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 25,000 immediately, 6,250 on October 4, 2001, 30,000 on December 31, 2001, 6.250 on October 4, 2002,
     30,000 on December 31, 2002, 6,250 on October 4, 2003, 30,000 on December
     31, 2003, 6,250 on October 4, 2004, 30,000 on December 31, 2004, and 30,000
     on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, Mr. Packard received an additional grant of 40,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 10,000 immediately, 10,000 on December 31, 2001, 10,000 on December 31, 2002 and 10,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011. The Board, acting upon the recommendation of its Compensation Committee, has increased Mr. Packard's annual salary to $138,000 for the fiscal year ending June 30, 2002.

Stock Options

         The Company has reserved 600,000 shares of its Common Stock for issuance upon the exercise of options granted or available for grant under its 1993 Incentive Stock Option Plan ("1993 Plan"). The 1993 Plan is administered by either the Board of Directors, or its Compensation Committee, which determines, without limitation, the selection of the persons who will be granted options under the 1993 Plan, the number of optioned shares and the option exercise price per share. Options granted under the 1993 Plan fall within the meaning of, and conform to, Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of the 1993 Plan, all officers, employees, consultants, and advisors of the Company are eligible for incentive stock options. The Board of Directors determines at its discretion which persons receive incentive stock options, the applicable vesting provisions, and the exercise terms thereof. The terms and conditions of each option grant may differ and will be set forth in the optionee's individual incentive stock option agreement. As of October 19, 2001, the Company has not granted any options under the 1993 Plan.

         The Company has reserved 2,000,000 shares of its Common Stock for issuance pursuant to stock options or stock appreciation rights granted under its 1998 Employee Stock Option Plan ("1998 Plan"). The 1998 Plan is administered by either the Board of Directors, or its Compensation Committee, which determines, without limitation, the selection of the persons who will be granted options under the 1998 Plan, the type of options to be granted, the number of optioned shares and the option exercise price per share. The terms and conditions of each option grant may differ and will be set forth in the optionee's individual stock option agreement. Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive non-qualified stock options under the 1998 Plan. Only officers, directors and employees of the Company or its subsidiaries are eligible to receive incentive stock options. As of October 19, 2001, the Company had issued 1,639,926 options, with 257,949 of these options vested and exercisable, under the 1998 ISOP Plan.

         The following table contains information concerning stock options granted to the Named Executive Officers during the most recently completed fiscal year ended June 30, 2001. All grants were made under the Company's 1998 Employee Stock Option Plan.

                      Option/SAR Grants in Last Fiscal Year
                      -------------------------------------

                                       Number of       Percent of Total
                                       Securities        Options/SARs
                                       Underlying         Granted to        Exercise or
Name                                   Option/SARs       Employees in       Base Price       Expiration
                                       Granted (#)     Fiscal Year (%)       ($/Share)          Date
------------------------------------ ---------------- ------------------- ---------------- ----------------
Christopher Maus (1)(2).........         800,000              30.46%            $1.50          2/15/11
                                          72,000               2.74%            $1.50          1/01/11
Edward Siemens (3)..............         300,000              11.42%            $3.00          10/4/10
                                          60,000               2.28%            $1.50           5/1/11
Paul Beatty (4).................         250,000               9.52%            $3.00          10/4/10
                                          50,000               1.90%            $1.50           5/1/11
Doug Robinson (5)...............         200,000               7.62%            $3.00          10/4/10
                                          40,000               1.52%            $1.50           5/1/11
Brian Packard (6)...............         200,000               7.62%            $3.00          10/4/10
                                          40,000               1.52%            $1.50           5/1/11

--------------------------

(1) The Board, acting upon the recommendation of its Compensation Committee, executed an employment agreement on behalf of the Company with Mr. Maus on May 1, 2001 that included a grant of 800,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 100,000 on December 31, 2001, 100,000 on December 31, 2002, 100,000 on December 31, 2003, 100,000 on December 31, 2004, 100,000 upon the Company achieving a $100 million market capitalization, 100,000 upon the Company achieving a $200 million market capitalization, and 200,000 upon the Company achieving a $400 million market capitalization, with any unexercised options to expire on May 1, 2011.

(2) In connection with his Board service, Mr. Maus received a grant, effective January 1, 2001, for 72,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, on a ratable monthly basis over with his subsequent twenty-four months of Board service, with any unexercised options to expire on January 1, 2011.

(3) Mr. Siemens' employment with the Company began on August 21, 2000 pursuant to a Board-approved compensation package that included an initial grant of 300,000 stock options with an exercise price of $3.00 per common share. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 50,000 immediately, 12,500 on October 4, 2001, 40,000 on December 31, 2001, 12,500 on October 4, 2002, 40,000 on December 31, 2002, 12,500 on
         October 4, 2003, 40,000 on December 31, 2003, 12,500 on October 4,
         2004, 40,000 on December 31, 2004 and 40,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, Mr. Siemens received an additional grant of 60,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 15,000 immediately, 15,000 on December 31, 2001, 15,000 on December 31, 2002 and 15,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011.

(4) Mr. Beatty's employment with the Company began on October 1, 2000 pursuant to a Board-approved compensation package that included an initial grant of 250,000 stock options with an exercise price of $3.00 per common share. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 37,500 immediately, 9,375 on October 4, 2001, 35,000 on December 31, 2001,
         9.375 on October 4, 2002, 35,000 on December 31, 2002, 9,375 on October
         4, 2003, 35,000 on December 31, 2003, 9,375 on October 4, 2004, 35,000
         on December 31, 2004, and 35,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, Mr. Beatty received an additional grant of 50,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 12,500 immediately, 12,500 on December 31, 2001, 12,500 on December 31, 2002 and 12,500 on December 31, 2003, with any unexercised options to expire on May 1, 2011.

(5) Mr. Robinson's employment with the Company began on September 25, 2000 pursuant to a Board-approved compensation package that included an initial grant of 200,000 stock options with an exercise price of $3.00 per common share. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 25,000 immediately, 6,250 on October 4, 2001, 30,000 on December 31, 2001,
         6.250 on October 4, 2002, 30,000 on December 31, 2002, 6,250 on October
         4, 2003, 30,000 on December 31, 2003, 6,250 on October 4, 2004, 30,000
         on December 31, 2004, and 30,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, Mr. Robinson received an additional grant of 40,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 10,000 immediately, 10,000 on December 31, 2001, 10,000 on December 31, 2002 and 10,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011.

(6) Mr. Packard's employment with the Company began on October 1, 2000 pursuant to a Board-approved compensation package that included an initial grant of 200,000 stock options with an exercise price of $3.00 per common share. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 25,000 immediately, 6,250 on October 4, 2001, 30,000 on December 31, 2001,
         6.250 on October 4, 2002, 30,000 on December 31, 2002, 6,250 on October
         4, 2003, 30,000 on December 31, 2003, 6,250 on October 4, 2004, 30,000
         on December 31, 2004, and 30,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, Mr. Packard received an additional grant of 40,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 10,000 immediately, 10,000 on December 31, 2001, 10,000 on December 31, 2002 and 10,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011.

Option Exercises and Holdings

         The following table provides information with respect to the Named Executive Officers regarding exercises of options/SARs during the most recently completed fiscal year ended June 30, 2001 and unexercised options/SARs held as of June 30, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
--------------------------------------------------------------------------------

                                                            Number of Securities
                                                           Underlying Unexercised     Value of Unexercised
                                                             Options/SARs at              In-The-Money
                              Shares                            FY-End (#)               Options/SARs at
                             Acquired                                                     FY-End (#)
                                on           Value             Exercisable/
Name                         Exercise     Realized ($)        Unexercisable               Exercisable/
                                (#)                                                    Unexercisable (1)
--------------------------- ------------ -------------   -------------------------  -----------------------
Christopher Maus......              --         --           430,000/1,092,000          $36,000/$18,000

Edward Siemens.......               --         --              77,500/282,500                       --

Paul Beatty.............            --         --              59,375/240,625                       --

Doug Robinson........               --         --              41,250/198,750                       --

Brian Packard.........              --         --              41,250/198,750                       --

--------------------

(1) Based upon the market price of $1.37 per share on June 30, 2001, determined on the basis of the closing selling price per share of the Company's Common Stock on the American Stock Exchange, less the option exercise price payable per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In recent years, the Board has periodically approved the advancement of funds to Christopher Maus, the Company's President, Chief Executive Officer and Chairman of the Board. During fiscal 2001, Mr. Maus received advances totaling $87,136 and made principal repayments totaling $5,623. During fiscal 2000, Mr. Maus received no advances but made principal repayments totaling $6,695. The underlying promissory note, which had an outstanding principal balance of $100,349 and $18,836 at June 30, 2001 and June 30, 2000, respectively, is unsecured, has a stated interest rate of 8.75% and requires bi-weekly repayments of principal and interest through May 23, 2014.

         On June 30, 2001, the Company extended by one year the expiration dates of 342,500 stock purchase warrants with an exercise price of $1.25 that had been previously granted to three shareholders during fiscal 1999. Mercer Management is the holder of 200,000 of these warrants. In connection with the above extension, the Company recognized a $36,928 financing cost in fiscal 2001 for the incremental increase in the aggregate fair value of these warrants.

         During June 2001, the Company commenced a private offering of convertible notes with detachable stock purchase warrants from which it had received proceeds of $3,225,000 as of June 30, 2001. The Company subsequently received additional proceeds of $3,322,500 through September 2001. RAB Europe Fund Limited, RAB Europe Partners LP and Mercer Management purchased convertible term notes totaling $4,500,000, $900,000 and $750,000, respectively, that had detachable stock purchase warrants totaling 2,250,000, 450,000 and 375,000, respectively. The notes are unsecured, accrue interest at the prime rate plus two percent , and mature on either July 1, 2003 or July 1, 2006, as applicable. The notes are immediately convertible at the option of the holders into common stock of the Company at a rate of $1.00 per share. The Company has the right to force conversion of the notes if the market price of its common stock exceeds $3.00 per share for 20 consecutive trading days. Each note holder received one detachable stock purchase warrant for every two dollars of note principal. Each warrant allows the holder to purchase a share of the Company's common stock at $2.50 per share. As the accompanying detachable warrants, in effect, created a beneficial conversion feature, the Company was required by U.S. generally accepted accounting principles to reduce the carrying value of notes by an amount equal to the estimated fair value of the beneficial conversion feature. This fair value discount, amounting to $2,165,064 at June 30, 2001, was recorded as additional paid-in capital.

         During fiscal 2001, the Company obtained $140,000 in unsecured loans from Michael Crane, a principal shareholder and member of the Board. Each loan had a stated interest rate of 20% and a term of 90 days. During fiscal 2001, the Company also executed an agreement with Mr. Crane whereby he established a $500,000 personal line of credit with a financial institution for use by the Company. Borrowings under the agreement were unsecured, accrued interest at the financial institution's prevailing prime rate plus two percent (6.98% at June 30, 2001), and required the repayment of all outstanding principal and interest on or before September 13, 2001. Subsequent to the fiscal 2001 year-end, the Company executed an agreement with Mr. Crane whereby the Company repaid $184,200 in outstanding principal and interest against the above obligations and consolidated the remaining $469,984 aggregate principal balance into a two-year convertible term note due August 1, 2003. The note accrues interest at the prime rate plus two percent (6.98% at June 30, 2001) and is immediately convertible at Mr. Crane's option into common stock of the Company at a stated rate of $1.00 per share. In connection with this agreement, the Company issued Mr. Crane 40,000 common shares with an aggregate fair value of $54,000 and a warrant allowing him to purchase 134,000 additional common shares at $1.00 per share. The agreement also stipulates that for every subsequent quarter the note remains outstanding that the Company will issue Mr. Crane an additional warrant for the purchase of 23,500 common shares at $1.00 per share.

         In March 2001, the Company obtained a $1.0 million short-term loan from Mercer Management, a principal shareholder. The loan was secured by all the unencumbered assets of the Company, other than accounts receivable, accrued interest at the prime rate plus two percent and had a 90-day maturity. In connection therewith, the Company issued Mercer Management warrants allowing it to purchase 100,000 shares of the Company's common stock at $1.00 per share. At the end of the 90-day term, the Company and Mercer Management agreed to convert the above short-term loan into an unsecured convertible term note with a stated interest rate of prime plus two percent (6.98% at June 30, 2001) and maturity date of March 5, 2003. The note is immediately convertible at the option of Mercer Management into common stock of the Company at a rate of $1.00 per share. In connection therewith, the Company issued Mercer Management additional warrants allowing it to purchase another 100,000 shares of the Company's common stock at $1.00 per share. The Company assigned these warrants an estimated fair value of $138,444 that was recognized as a financing cost. The agreement also stipulates that for every subsequent quarter the convertible debt remains outstanding that the Company will issue Mercer Management additional warrants for the purchase of 37,500 common shares at $1.00 per share. Subsequent to June 30, 2001, the Company repaid $250,000 of the outstanding note balance.

         In February 2000, the Company commenced a private offering of convertible notes from which it subsequently received $200,000 in proceeds, including $150,000 from Michael Crane, a principal shareholder and member of the Board of Directors. The notes are unsecured, have a stated 9% interest rate, and mature two years from their respective dates of issuance. The notes are immediately convertible at the option of the holder into common stock of the Company at the rate of $3.00 per share. On June 30, 2000, Mr. Crane converted his notes, as well as certain accrued interest, into 51,000 common shares

         In July 1999, the Company obtained $270,000 in short-term bridge note financing from Commodity Management and Research, Inc., a principal shareholder, that enabled it to fully repay an outstanding convertible promissory note. In connection therewith, the Company issued the Commodity Management and Research,

Inc. 25,000 common shares with an aggregate fair value of $29,750 that was recognized as a financing cost in fiscal 2000.

         Subsequently, in July 1999, the Company obtained three short-term loans from three individuals totaling $270,000, including $70,000 from Michael Crane, a principal shareholder and member of the Board of Directors, the proceeds from which were used to fully repay the above short-term bridge financing. In connection therewith, the Company issued Michael Crane 14,000 common shares with an aggregate fair value of $17,780 that was recognized as a financing cost in fiscal 2000. In December 1999, the Company induced the above three individuals, including Michael Crane, to collectively convert their short-term loans into a total of 540,000 common shares. In connection therewith, the Company recognized a $270,000 inducement expense as the conversion rate was below the then market price of the Company's common stock.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the United States Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such reports furnished to the Company during and subsequent to the most recently completed fiscal year ended June 30, 2001 by such persons, the Company believes that there was compliance for the fiscal year ended June 30, 2001 with all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent shareholders, except for the following non-timely filings: Mr. Gridley was non-timely in the filing of (i) a Form 4 reporting a single purchase of common shares in November 2000 and (ii) a Form 4 reporting a series of sales of common shares in August 2001. Mr. Crane was non-timely in the filing of (i) a Form 4 reporting a single purchase of common shares in March 2001 and (ii) a Form 4 reporting common shares received from the Company as compensation for providing certain short-term bridge financing, and the subsequent transferring of those shares as gifts, all occurring in August 2001. Mr. Beatty was non-timely in the filing of a Form 4 reporting a single purchase of common shares in November 2000. All of the aforementioned transactions have been subsequently reported and filed with the SEC on either a Form 4 or Form 5.



                                   PROPOSAL 2

               APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK
                   UPON THE POSSIBLE CONVERSION OF TERM NOTES
                                       AND
           THE POSSIBLE EXERCISE OF DETACHABLE STOCK PURCHASE WARRANTS


Background Information

         In June 2001, the Company's Board authorized a "best efforts" private placement offering ("Offering") of investment units consisting of convertible term notes ("Notes") with detachable stock purchase warrants ("Warrants"). The Offering, which was directed to conventional private placement financing sources, was deemed by the Board to be a necessary source of additional working capital to fund the marketing efforts and inventory build-up critical to the

Company's continuing national rollout of its over-the-counter, personal-use cholesterol monitor.

         The Board initially sought gross aggregate proceeds of five million dollars ($5,000,000) from the Offering, through minimum investments of $250,000 per investor. The Notes are unsecured, accrue interest at the prime rate plus two percent, adjusted quarterly, and mature on either July 1, 2003 or July 1,2006. The Notes are immediately convertible at the option of the holders into common stock of the Company ("Common Stock") at a rate of $1.00 per share. The Company has the right to force conversion of the Notes if the market price of its Common Stock exceeds $3.00 per share for 20 consecutive trading days. Each Note holder received one Warrant for every two dollars of Note principal. Each Warrant allows the holder to purchase a share of the Company's Common Stock at $2.50 per share. The Notes and Warrants are transferable subject to certain minimal restrictions. See "Description of Convertible Term Notes" and "Description of Detachable Stock Purchase Warrants" below for further details.

         In this proposal, the Company's shareholders are being asked to vote to approve the conversion features of the Notes and the exercise feature of the Warrants, although shareholder approval was not required for the Offering.

         During the course of the Offering, the Company's Board determined that the Company would, in fact, be able to raise in excess of the initially sought five million dollars ($5,000,000). After appropriate deliberation, the Company's Board concluded on July 5, 2001 that it would be in the Company's best interests to extend the Offering and to increase its targeted gross proceeds to seven million dollars ($7,000,000) as the additional proceeds would further assist the Company in the continuing national roll out of its over-the-counter, personal-use cholesterol monitor. As of October 29, 2001 the Company has issued Notes with an aggregate gross principal amount of $6,987,500 (with 3,493,750 Warrants), including $50,000 and $10,000 in Notes issued to RAB Europe Fund Limited and RAB Europe Partners, respectively, as finder's fees. In connection with the Offering, the Company is also currently obligated to pay three individuals, including two less-than-five-percent shareholders, cash finder's fees aggregating $642,250.

         Should all of Notes be voluntarily or involuntarily converted into 6,987,500 shares of Common Stock, should all of the Warrants be exercised to purchase 3,493,750 shares of Common Stock, and should all accrued interest payable on the Notes as of July 1, 2003 or July 1, 2006 (estimated based on the prevailing prime rate plus two percent), as applicable, be converted at $1.00 per share into 2,272,125 shares of Common Stock, an aggregate of 12,753,375 shares of Common Stock would be issued to the Note and Warrant holders. The common shares that would be issued have no preemptive rights. Although the Company has sufficient authorized and unissued shares of Common Stock to accommodate such conversions and exercises in the aggregate, the rules of the AMEX, on which the common shares of the Company are listed, require that explicit shareholder approval be given for any transaction pursuant to which the Company may issue Common Stock, or securities convertible or exercisable into Common Stock, at a price less than the then market value, which in the aggregate could potentially equal or exceed 20% of the Company's presently outstanding shares of Common Stock. As the Notes were issued with a stated conversion price of $1.00 per common share, which was below the $1.15 closing price of the Company's common shares on June 1, 2001, when the Offering commenced, and the Notes may potentially be converted into shares constituting more than 20% of the Company's outstanding Common Stock, the Notes cannot be converted into shares of the Company's Common Stock, in accordance with the AMEX rules, unless and until the shareholders approve this transaction.


Description of Convertible Term Notes

         The Notes bear interest at the prime rate plus two percent, adjusted quarterly, and provide for a maturity date (subject to certain, standard default provisions which could accelerate the maturity) of July 1, 2003 for $ 1,647,500 of the Notes and July 1, 2006 for $5,340,000 of the Notes, at which time the principal together with all accrued interest shall be paid or, at the discretion of the holder, converted into Common Stock of the Company. The conversion price is $1.00 per common share, subject to standard, partial ratchet, anti-dilution provisions. The Company may prepay the Notes following notice to the holder and can force conversion of the Notes into Common Stock at the $1.00 conversion price at any time after the Company's shares have maintained a market price of $3.00 or more per share for twenty consecutive trading days. The Notes stipulate that they may not be converted by any person who, following the conversion of the Notes, would beneficially own more than 9.99% of the shares of the Company's Common Stock outstanding immediately after giving effect to the conversion.


Description of Detachable Stock Purchase Warrants

         Purchasers of the Notes also received a Warrant issued on the basis of the right to purchase 125,000 shares of Common Stock of the Company at $2.50 per share (subject to standard partial ratchet anti-dilution provisions) for each $250,000 of principal amount of Notes acquired. Warrants for 823,750 shares may be exercised at any time prior to July 1, 2003, and Warrants for 2,670,000 shares may be exercised at any time prior to July 1, 2006. The Warrants provide that they may not be exercised by any person who, following the exercise of the Warrant, would beneficially own more than 9.99% of the shares of the Company's Common Stock outstanding immediately after giving effect to the exercise.


Registration Rights Agreement

         In connection with the issuance of the Notes and Warrants, the Company also entered into a Registration Rights Agreement with each Note purchaser whereby the Company agreed to register the Common Stock into which the Notes, Accrued Interest and Warrants could be converted or exercised. Pursuant to the Registration Rights Agreement, the Company agreed to submit a registration document to register such Shares with the United States Securities and Exchange Commission ("SEC") and state blue-sky authorities within 120 days after the sale of the Notes and Warrants. The Notes and the Registration Rights Agreements provide that the Company shall pay an additional penalty interest ("Registration Delay Payments") if a Registration Statement covering all of the Common Stock into which the Notes, Accrued Interest and Warrants may be converted is not filed with the SEC on or before the end of the 120 day period deadline. The Registration Delay Payment amount is based on the amount of shares of Common Stock which the holder could receive upon conversion of the Note and the exercise of the Warrant, times .00033 multiplied by the number of days the registration is not filed for the first 30 days after the filing deadline and equal to the conversion or exercise price per Share for each day thereafter. The Registration Agreement also provides that it shall be kept current by the Company until the Note holders have an opportunity to sell their shares without registration pursuant to Rule 144 adopted by the SEC under the Securities Act of 1933, as amended. The Registration Rights Agreement contains certain standard standstill and blackout provisions. The Registration Right Agreement also has standard joint indemnification provisions providing that that Company will indemnify the seller of the Common Stock if the seller is subject to liability because of any misstatement by the Company in the prospectus. The Company also has the responsibility to use all reasonable efforts to list the Common Stock held by the Note holders on the AMEX exchange or other exchange in which the Company's securities are listed.

Effect of Failure to Approve the Transaction

         In the event that the Company's shareholders do not approve this proposal, the Company could incur the substantial Registration Delay Payment penalties described above or have to repay the Notes prior to their maturity. Therefore the failure of the shareholders to approve this proposal could have a material adverse affect on the Company's business, financial position, results of operations, and cash flows since the Company does not presently have sufficient liquid assets available to repay the amount of the Notes. Furthermore there can be no assurances that the Company will be able to secure financing on reasonable terms, if at all, that will provide it with the funds necessary to repay the Notes in full.

Effect of Approval of Proposal

         If this Proposal is approved, and if all holders were to convert their Notes and Accrued Interest and exercise their Warrants, as portrayed above (yielding $17,994,000 in aggregate gross proceeds for the Company, including the $6,987,500 received for Notes issued through October 29, 2001, $8,734,375 in cash received upon the exercise of the Warrants, and $2,272,125 in Accrued Interest that would not then be subject to cash payment), the number of shares of Common Stock outstanding would increase by 12,753,375 shares, an amount equal to approximately 62.5% of the currently existing outstanding common shares. The new shares of Common Stock issued pursuant to such transactions would result in a dilution of the equity and voting interests of the current common shareholders and would represent approximately 38.5% of the then to be outstanding shares of Common Stock authorized to vote on future shareholder matters.


Vote Required for Approval

         The affirmative vote of a majority of the holders of the Common Stock present, in person or by proxy, at the Meeting is required for the approval of the transaction in which the Notes and Warrants were issued. Abstention or failure to vote on this proposal is not an affirmative vote and therefore will have the same affect as a negative on this proposal at the Meeting.


         THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE TRANSACTION
                  IN WHICH THE NOTES AND WARRANTS WERE ISSUED.




                                   PROPOSAL 3

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         The firm of BDO Seidman, LLP has served as independent public accountants for the Company since fiscal 1997. The Board, acting upon the recommendation of its Audit Committee, has appointed BDO Seidman, LLP to serve in the same capacity for the fiscal year ending June 30, 2002 and is asking stockholders to ratify such appointment through the required affirmative vote of a majority of the shares presented and voting at the Annual Meeting. In the event that stockholders fail to ratify the appointment of BDO Seidman, LLP, the Board will reconsider such appointment. The Board reserves the right, even after stockholder approval, to subsequently replace BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002 should it deem such replacement to be in the best interest of the Company.

         Audit and Review Fees: The aggregate fees billed for professional audit and review services rendered by BDO Seidman, LLP for services performed related to the fiscal year ended June 30, 2001 were $92,139. Such fees included audit services performed for the annual consolidated financial statements of the Company for the fiscal year ended June 30, 2001, review services for the interim condensed consolidated financial statements of the Company for the fiscal quarters ended September 30, 2000, December 31, 2000, March 31, 2001 and June 30, 2001, and reviews of the respective Forms 10-QSB and 10-KSB as filed with the United States Securities and Exchange Commission.

         Financial Information Systems Design and Implementation Fees: BDO Seidman, LLP did not provide the Company any financial information systems design and implementation services for the fiscal year ended June 30, 2001.

         All Other Fees: The aggregate fees billed for all other services rendered BDO Seidman, LLP for the fiscal year ended June 30, 2001 were $1,305. The Audit Committee believes the provision of these services is compatible with maintaining the indepenence of BDO Seidman LLP.

         A representative of BDO Seidman, LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

         The Company's Board recommends that stockholders vote FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002.




                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any director, officer or their associates in any matter to be acted on, as described herein, other than the proposed nominees for election to the Company's Board.


                                  OTHER MATTERS

         Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such matters is granted by the execution of the enclosed proxy.


                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                  COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer not later than June 30, 2002 for inclusion in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Stockholders.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 accompanies this Proxy Statement, but is exclusive of certain related exhibits filed with the Securities and Exchange Commission. These exhibits are available, without charge, to stockholders upon request to Brett Sweezy, Chief Financial Officer. The financial statements included in the Form 10-KSB are incorporated by reference into this Proxy Statement.

         It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.


                                         By Order of the Board of Directors,

                                         /s/ Christopher Maus
                                         ---------------------------------------
                                         Christopher Maus
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer


October 22,2001
Post Falls, Idaho

                             AUDIT COMMITTEE CHARTER


The Lifestream Technologies, Inc., Audit Committee shall be nominated and elected by the Board of Directors every three years at an organizational meeting of the Board. The Audit Committee will be composed of from 3 to 5 non-management directors, 3 of which must be independent and possess financial expertise as described by the NASD. Other personnel shall attend the Audit Committee meetings as directed by the Chairman of the Board and CEO.

The following shall be the major functions of the Audit Committee:

Provide an opportunity for direct communication between the Board of Directors and the corporation's internal and outside auditors, thereby strengthening their independence and objectivity.

Monitor the design and maintenance of a system of internal accounting controls sufficient to protect the Company.

The Audit Committee shall have the authority and responsibility to select, evaluate and replace the outside auditor. The outside auditors shall be accountable to the Board of Directors and the Audit Committee of the Company.

Review the results obtained from internal and outside auditors as to:

               o reliability and integrity of financial and operating information and the means used to identify, measure, classify and report such information.

               o systems established to monitor compliance with those policies, plans, procedures, laws and regulations which could have a significant impact on operations and reports, and whether the organization is in compliance.

Receive annually from the outside auditors, a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

In order to carry out these major functions, the Audit Committee shall:

Request that the internal and outside auditors have full and complete access to any of the Company's records, properties and personnel.

Recommend to the directors, the firm to be employed by the corporation as its outside auditors and oversee the independence of the outside auditor.

Consider the proposed scope of the outside auditor's work for the current year, consider any proposed non-audit functions to be performed, and review the audit plan and proposed engagement letter.

Review, in consultation with the outside auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any.

Consult with the outside and internal auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of the internal accounting controls by establishing a schedule of regular audit committee meetings.

Review the summaries of work performed by internal audit.

Review periodically, with internal and outside auditors, the adequacy of the corporation's audit, accounting and financial personnel resources.

Review with management and the outside auditors, before publication, the annual financial statements (including footnotes and any special disclosure or adjustment problems) , to be included in the Annual Report on Form 10-KSB to be filed with the SEC, or similar publicly filed documents, and review and/or discuss disputes (resolved or unresolved) between management and the independent auditors that arose in connection with the preparation of the financial statements.

Review with the outside auditors the effect of any important new pronouncements of the accounting profession and other regulatory bodies on the corporation's accounting policies.

Review and update the Audit Committee Charter annually or as circumstances dictate.

       This Proxy is solicited by and on behalf of the Board of Directors
                          LIFESTREAM TECHNOLOGIES, INC.
           Proxy - Annual Meeting of Stockholders - December 21, 2001

The undersigned, revoking all previous proxies, hereby appoints Christopher Maus as Proxy, with full power of substitution, to represent and to vote all Common Stock of Lifestream Technologies, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at the West Coast Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on December 21, 2001 at 8:30 a.m, Pacific Time, including any original or subsequent adjournment thereof, with respect to the election of Directors and other proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than the matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the Proxy named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

1.  Election of Directors
       Nominees:   Robert Boyle    William Gridley       Boyd D. Lyles, Jr.

(Instructions: To withhold authority to vote for any individual nominee, please draw a line through that nominee's name)

        [   ] WITHOLDING AUTHORITY to vote for all nominees listed above

2. To approve, in accordance with applicable requirements of the American Stock Exchange, the issuance of more than 20% of the Company's outstanding Common Stock, at a below market price, upon the possible conversion of outstanding Convertible Term Notes and Exercise of Detachable Stock Purchase Warrants

        [   ] FOR              [   ] AGAINST              [   ]  ABSTAIN

3. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002

        [   ] FOR              [   ] AGAINST              [   ]  ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1. FOR PROPOSAL 2 AND PROPOSAL 3 AN affirmative vote of a majority of the holders of the Common Stock present, in person or by proxy, at the Meeting is required for the approval of the transaction in which the Notes and Warrants were issued. Abstention or failure to vote on this proposal is not an affirmative vote and therefore will have the same affect as a negative on this proposal at the Meeting.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign an return all cards in the accompanying envelope.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated:                               , 2001
                                            ------------------------------


                                     -------------------------------------------
                                                     Signature


                                     -------------------------------------------
                                             Signature if held jointly


                                     -------------------------------------------
                                                 (Please print name)


                                     -------------------------------------------
                                         (Number of shares subject to proxy)


              PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE